SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

November 30, 2012

Date of Report (date of earliest event reported)

INTEVAC, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-26946	94-3125814
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3560 Bassett Street

Santa Clara, CA 95054

(Address of principal executive offices)

(408) 986-9888

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously announced in the Current Report on Form 8-K filed on November 20, 2012, Kevin Fairbairn, the Company’s President and Chief Executive Officer, announced his resignation from the Company and from the Company’s Board of Directors effective as of November 16, 2012 (the “Resignation Date”).

On November 30, 2012, the Company and Mr. Fairbairn entered into an agreement pursuant to which the Company agreed to pay Mr. Fairbairn $500,011.20, less applicable withholding. Such amount will be paid in a series of installments in the form of salary continuation for twelve (12) months following the Resignation Date. The agreement contains standard provisions whereby each of Mr. Fairbairn and the Company releases the other from various possible claims and liabilities. In addition, Mr. Fairbairn has agreed not to solicit employees of the Company for a period of 12 months following the effective date of the agreement.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEVAC, INC.

Date: December 6, 2012	By:	/S/ JEFFREY ANDRESON
Jeffrey Andreson Vice President, Finance and Administration, Chief Financial Officer, Treasurer and Secretary